Exhibit 99.4

FINANCIAL STATEMENTS Transfix, Inc. Years Ended December 31, 2019 and 2020 With Report of Independent Auditors

1 Transfix, Inc. Financial Statements Years Ended December 31, 2019 and 2020 Contents Report of Independent Auditors 2 Balance Sheets 3 Statements of Operations 4 Statements of Changes in Preferred Stock and Stockholders’ Deficit 5 Statements of Cash Flows 6 Notes to Financial Statements 7

2 Report of Independent Auditors To the Stockholders and the Board of Directors of Transfix Inc. We have audited the accompanying financial statements of Transfix, Inc., which comprise the balance sheets as of as of December 31, 2020 and 2019, and the related statements of operations, changes in preferred stock and stockholders’ deficit and cash flows for the years then ended, and the related notes to the financial statements. Management’s Responsibility for the Financial Statements Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error. Auditor’s Responsibility Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Opinion In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Transfix, Inc. at December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in conformity with U.S generally accepted accounting principles. New York, New York June 25, 2021

3 Transfix, Inc. Balance Sheets December 31, 2019 and 2020 (In thousands, except share and per share data) 2019 2020 Assets Current assets: Cash and cash equivalents $ 31,561 $ 26,538 Accounts receivable, net of allowance for doubtful accounts of $531 and $1,583, respectively 24,901 39,818 Prepaid expenses and other current assets 1,667 1,335 Total current assets 58,129 67,691 Property and equipment, net 1,682 3,925 Other assets 6 4 Total assets $ 59,817 $ 71,620 Liabilities, preferred stock and stockholders’ deficit Current liabilities: Accounts payable $ 13,360 $ 20,999 Accrued expenses and other current liabilities 1,697 3,884 Total current liabilities 15,057 24,883 Long term liabilities: Other liabilities 3,270 4,401 Loan payable 9,178 9,590 Total liabilities 27,505 38,874 Preferred stock, $0.001 par value, 61,565,839 shares authorized; 58,102,146 and 60,956,596 shares issued and outstanding at December 31, 2019 and 2020 128,458 158,250 Stockholders’ deficit: Common stock, $0.001 par value, 95,000,000 shares authorized; 9,230,021 and 9,364,229 shares issued and outstanding at December 31, 2019 and 2020 9 9 Treasury stock, at cost (431) (431) Additional paid-in capital 5,079 9,613 Accumulated deficit (100,803) (134,695) Total stockholders’ deficit (96,146) (125,504) Total liabilities, preferred stock, and stockholders’ deficit $ 59,817 $ 71,620 See notes to financial statements

4 Transfix, Inc. Statements of Operations Years ended December 31, 2019 and 2020 (In Thousands, except share and per share data) 2019 2020 Revenue $ 130,165 $ 184,174 Costs and Expenses: Purchased Transportation 125,098 173,853 Processing Costs 10,523 11,440 Sales and Marketing 6,348 7,557 Technology 9,767 8,577 General and administrative 17,155 15,148 Total Costs and Expenses 168,891 216,575 Loss from Operations (38,726) (32,401) Other income (expense): Interest income 860 122 Interest expense (317) (1,589) Total other income (expense) 543 (1,467) Loss before income taxes (38,183) (33,868) Income tax expense 20 24 Net loss $ (38,203) $ (33,892) Net loss per common share: Basic and diluted $ (4.14) $ (3.64) Weighted average shares used to compute net loss per common share- basic and diluted 9,234,543 9,303,866 See notes to financial statements

5 Transfix, Inc. Statements of Changes in Preferred Stock and Stockholders’ Deficit Years ended December 31, 2019 and 2020 (In Thousands, Except Share Data) Total Preferred Stock Common Stock Treasury Additional Paid-In Capital Accumulated Shareholders' Shares Amount Shares Amount Shares Amount Deficit Deficit Balance, December 31, 2018 57,561,570 $ 122,820 9,213,510 $ 9 5,312,890 $ (431) $ 1,606 $ (62,600) $ (61,416) Issuance of preferred D shares, net 540,576 5,638 - - - - - - - Exercised options - - 164,314 - - - 113 - 113 Repurchase of exercised options - - (67,703) - - - (94) - (94) Repurchase of Founder's shares - - (80,100) - - - (301) - (301) Share-based compensation - - - - - - 3,755 - 3,755 Net loss - - - - - - - (38,203) (38,203) Balance, December 31, 2019 58,102,146 128,458 9,230,021 9 5,312,890 (431) 5,079 (100,803) (96,146) Issuance of preferred E shares, net 2,854,450 29,792 - - - - - - - Exercised options - - 134,208 - - - 145 - 145 Share-based compensation - - - - - - 4,389 - 4,389 Net loss - - - - - - - (33,892) (33,892) Balance, December 31, 2020 60,956,596 $ 158,250 9,364,229 $ 9 5,312,890 $ (431) $ 9,613 $ (134,695) $ (125,504) See notes to financial statements

6 Transfix, Inc. Statements of Cash Flows Years ended December 31, 2019 and 2020 (In Thousands) 2019 2020 Operating activities Net loss $ (38,203) $ (33,892) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and amortization 333 789 Share-based compensation 3,755 4,328 Noncash interest expense 116 412 Fair value of warrant liability - (109) Provision for doubtful accounts 381 1,053 Changes in operating assets and liabilities: Accounts Receivables (11,161) (15,970) Accounts Payables 6,726 7,639 Accrued liabilities 921 3,231 Other assets (900) 334 Other liabilities - 413 Deferred rent 2,643 (217) Net cash used in operating activities (35,389) (31,989) Investing activities Capital expenditures (1,579) (214) Capitalization of internal use software - (2,757) Net cash used in investing activities (1,579) (2,971) Financing activities Proceeds from loan 10,000 - Issuance cost related to loan (200) - Issuance of Series D preferred stock, net of issuance costs 5,639 - Issuance of Series E preferred stock, net of issuance costs - 29,792 Proceeds from the exercise of stock options 113 145 Repurchase of common stock (396) - Net cash provided by financing activities 15,156 29,937

7 Net increase/(decrease) in cash and cash equivalents (21,812) (5,023) Cash and cash equivalents at beginning of year 53,373 31,561 Cash and cash equivalents at end of year $ 31,561 $ 26,538 Supplemental disclosures of cash flow information: Cash paid for Interest $ 268 $ 1,176 Cash paid for Taxes $ 20 $ 24 Supplemental disclosure of noncash financing activity: Issuance of preferred stock warrant $ 738 $ - See notes to financial statements

Transfix, Inc. Notes to Financial Statements 1. Description of Business Transfix, Inc. (“Transfix” or the “Company”) is a digital freight platform that is transforming the $680 billion U.S. trucking sector. Transfix’s technology-enabled freight platform seamlessly and efficiently connects shippers to a national network of reliable carriers. By giving shippers access to market-driven pricing tools, data-driven insights, and trucking capacity, Transfix drives transparency in an otherwise opaque and inefficient industry. On the supply side, Transfix helps carriers maximize utility, matching carriers with the optimal shipments available and providing reliable bookings, fast payments and on-the-road support. Transfix serves clients across a broad range of industries including retail, food, beverage, and manufacturing and works with companies of all sizes from small and medium sized businesses to blue-chip enterprises. 2. Summary of Significant Accounting Policies Basis of Presentation The financial statements and accompanying notes were prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). Use of Estimates The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. We regularly assess these estimates, including but not limited to, revenue recognition, allowance for doubtful accounts, internal use software, stock-based compensation including the determination of the fair value of our stock, fair value of preferred stock warrant liabilities, and realization of deferred tax assets. We base these estimates on historical experience and on various other market-specific and relevant assumptions that we believe to be reasonable under the circumstances. Actual results could differ from these estimates and such differences could be material to the financial position and results of operations. Revenue Recognition The Company adopted ASC 606 on January 1, 2019, using the modified retrospective method. There was no material impact on our financial statements. Under ASC Topic 606, revenue is recognized when control of the promised goods or services is transferred to the Company's customers, in an amount that reflects the consideration the Company expects to receive in exchange for services. As a shipping logistics provider, our performance obligation is to arrange to have our customer’s freight transported by third party carriers to a destination specified by the customer. We satisfy our performance obligations by transferring the promised goods or services into the customer’s control. Revenue is recognized for these performance obligations as they are satisfied over the contract term for each shipment, which generally represents the transit period. The transit period is the number of days on the road. We have determined that revenue recognition over the transit period provides a faithful depiction of the transfer of goods and services to our customer as our obligation is performed over the transit period. Determining the transit period and how much of it has been completed as of the reporting date may require management to make judgments that affect the timing of revenue recognized. When the customers’ freight reaches its intended destination our performance obligation is complete. We record revenue based on the gross amount we charge our customers for the service we provide as we are primarily responsible for fulfilling the promise to provide the shipping service to our customer. We have discretion in establishing the price for the specified service with our customer. The Company is further responsible for carrier selections and rates and has the credit risk when delivering the service. The majority of the Company’s revenue is generated from within the US. Pricing for our services is generally a fixed amount and is typically due within 30 to 120 days upon completion of our performance obligation. In limited cases, we have offered customers variable consideration in the form of volume rebates, but no such offers are currently in effect. We use an expected value method to estimate variable consideration related to variable accessorial fees. Segment Reporting For operating purposes, the Company is organized as one operating segment pursuant to the provisions of ASC Topic 280 Segment Reporting, which establishes accounting standards for segment reporting. The Company's chief operating decision-maker assesses performance and makes resource allocation decisions for the business as a single operating segment. Accounts Receivable and Allowance for Doubtful Accounts Accounts receivable are uncollateralized customer obligations due under normal trade terms. Invoices require payment within 30 to 120 days from the invoice date. Accounts receivable are stated at the amount billed to the customer. Customer account balances with invoices 1 day past due are considered delinquent. The Company generally does not charge interest on past due amounts. The carrying amount of accounts receivable is reduced by an allowance for doubtful accounts that reflects management's best estimate of amounts that will not be collected. The allowance is based on historical loss experience and any specific risks identified in client collection matters. Accounts receivable are written off against the allowance for doubtful accounts when it is determined that the receivable is uncollectible. Cash and Cash Equivalents The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Prepaid Expenses Prepaid expenses and other current assets include such items as software and online subscriptions, insurance premiums, and other prepaid operating expenses. Property, Equipment, and Internal Use Software Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the respective assets. Leasehold improvements under operating leases are depreciated over the estimated useful life of the improvement or the remaining term of the lease, whichever is shorter. Costs incurred in the planning and evaluation stage of internal use computer software projects are expensed as incurred. Costs incurred during the application development stage for the development of internal use software, including upgrades and enhancements that provide additional functionality to existing software, are capitalized, and included in property and equipment. The Company capitalized $2.8 million of internal use software during the year ended December 31, 2020. Capitalized internal use software is amortized over a useful life of three years using the straight-line method. Amortization expense, which is included in Technology was $345 thousand for the year ended December 31, 2020. At December 31, 2020, the carrying value of internal use software was $2.4 million. The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying values of those assets may not be recoverable. An impairment loss will be recognized only if the carrying value of a long-lived asset is not recoverable and exceeds its fair market value. If there is an indication of impairment, we will estimate the future undiscounted cash flows expected from the use of the asset and its eventual disposition. If an impairment is determined to exist, the impairment loss will be measured as the amount by which the carrying value of the asset exceeds its fair value and recorded in the period the determination is made. The Company did not record any impairment losses on long-lived assets during the fiscal years ended December 31, 2019, and 2020. Stock-Based Compensation The Company accounts for stock-based compensation in accordance with ASC Topic 718, Compensation - Stock Compensation, which requires all share-based payments to employees and consultants, including grants of stock options, and restricted stock units (“RSUs”) to be recognized in the income statement based upon their fair values over the requisite service period. Options and RSUs typically vest at a rate of 25% after one year from the vesting commencement date and then monthly over an additional three-year period. The options generally expire ten years from the grant date or, for terminated employees, 90 days after the employee’s termination date. Compensation expense for the fair value of the options and RSUs at their grant date is recognized ratably over the vesting period. Stock based compensation expense is reflected in sales and marketing, research and development and general and administrative expense. Stock option awards are valued on the grant date using the Black Scholes option pricing method which requires judgment, and involves the use of subjective assumptions including: ● Fair value of common stock: The fair value of the Company’s shares of common stock underlying the stock options has historically been determined by the Board with input from management and contemporaneous third-party valuations, as there is no public market for the Company’s common stock. The Board determines the fair value of the common stock by considering a number of objective and subjective factors including: the valuation of comparable companies, the Company’s operating and financial performance, the likelihood of achieving a liquidity event, such as an initial public offering or sale of the Company given prevailing market conditions and the general and industry specific economic outlook. ● Expected term (in years): The expected term represents the period that the Company’s stock-based awards are expected to be outstanding. The expected term assumption is based on the simplified method as described in Securities and Exchange Commission’s Staff Accounting Bulletin No. 110, Share-Based Payment, which is the mid-point between the vesting date and the end of the contractual term for each option. The Company expects to continue using the simplified method until sufficient information about the Company’s historical behavior is available. ● Expected volatility: The Company determines the price volatility factor based on the historical volatilities of the Company’s peer group companies as the Company does not have trading history for its common stock. ● Risk-free interest rate: The Company bases the risk-free interest rate used in the Black-Scholes option-pricing model on the implied yield available on U.S. Treasury zero-coupon issues with an equivalent expected term of the options for each option group. ● Dividend yield: None, as the Company does not expect to pay dividends to its shareholders.

The Company recognizes the impact of forfeitures in the period that the option is forfeited. Fair Value of Financial Instruments and Fair Value Measurements Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. We apply the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement: Level 1 inputs: Based on unadjusted quoted prices in active markets for identical assets or liabilities. Level 2 inputs: Based on observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities. Level 3 inputs: Based on unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities, and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. Accounts receivable, accounts payable and accrued expenses are stated at their carrying value, which approximates fair value due to the short time to the expected receipt or payment date. The recorded amount of the line of credit approximates fair value as it is based upon rates available for obligations of similar terms and maturities. Income Taxes Deferred income taxes are provided under the asset and liability method, whereby deferred income tax assets and liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and the income tax bases. Deferred income tax assets are reduced by a valuation allowance when, considering all sources of taxable income, in the opinion of management, it is more likely than not that some portion or all of the deferred income tax assets will not be realized. Deferred income tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Company recognizes the income tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The income tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. We recognize interest and penalties, if any, related to uncertain tax positions in income tax expense. We did not have any accrued interest or penalties associated with material uncertain tax positions as of December 31, 2019, and 2020. Concentration of Risks For the years ended December 31, 2019, and 2020 approximately 24% and 22% of revenue were concentrated on two customers, respectively. As of December 31, 2019, and 2020 our top two customers accounted for 49% and 33%, respectively, of our year-end account receivable balances. Concentration of credit risk related to receivables is limited by the number of customers the Company does business with as well as the number and dispersion the various geographic locations where the Company operates.

We hold cash and cash equivalents in accounts at regulated domestic financial institutions in amounts that exceed or may exceed FDIC insured amounts. We believe these institutions to be of acceptable credit quality and we have not experienced any related losses to date. Leases The Company follows the lease accounting standards under ASC 840. For the Company’s analysis of ASU 2016-02, Leases (“ASC 842”) adoption, see the Recently Issued Accounting Pronouncements section of this footnote. The Company has only one lease for their headquarters located in New York City. Under ASC 840, the Company assesses our lease to determine whether the lease meets the criteria for capitalization (capital lease) or if the lease should be accounted for as an operating lease. The Company determined that its lease is an operating lease and, as a result, the Company will recognize rent expense on a straight-line basis over the life of the lease. Any related lease incentives such as rent abatement free rent period and tenant improvement allowances are recorded as a reduction in rent expense on a straight-line basis over the lease periods. Additionally, the Company pays a pro rata share of maintenance expenses, common charges such as utilities and New York Real Estate taxes and are expensed as incurred. Basic and Diluted Net (Loss) per Common Share Basic net (loss) per common share is computed by dividing net (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period and excludes the effects of any potentially dilutive securities. For periods of net income, and when the effects are not anti-dilutive, we calculate diluted earnings per share by dividing net income available to common stockholders by the weighted average common shares plus the weighted average number of common shares assuming the conversion of preferred stock as well as the impact of all potential dilutive common shares, consisting primarily of common stock options and unvested restricted stock units using the treasury stock method. For periods of net loss, shares used in the diluted earnings (loss) per share calculation represent the basic shares as using potentially dilutive shares would be anti-dilutive. Due to a net loss position for the years ended December 31, 2019, and December 31, 2020 our basic and diluted net loss per common share were the same, as the effect of potentially dilutive securities was anti-dilutive. Recently Issued Accounting Standards Accounting Pronouncements Pending Adoption In February 2016, the Financial Accounting Standards Board ("FASB") issued ASU 2016-02, Leases, requiring a lessee to record, on the balance sheet, the assets and liabilities for the right-of-use assets and lease obligations created by leases with lease terms of more than 12 months. In July 2018, the FASB issued ASU 2018-11 which added amendments to create an optional transition method that provided an option to use the effective date of ASC 842, Leases, as the date of initial application of the transition. In addition, the new standard requires enhanced qualitative and quantitative disclosures related to the amount, timing and uncertainty of cash flows arising from leases. The guidance is effective for financial statements issued for annual periods beginning after 15 December 2018 and interim periods within those annual periods for public business entities The guidance is effective for financial statements issued for annual periods beginning after 15 December 2019 and interim periods within those annual periods for NFPs that have issued or are conduit bond obligors for securities that are traded, listed, or quoted on an exchange or an over-the-counter market and that have not issued (or made available for issuance) financial statements that reflect the new standard as of 3 June 2020. For all other entities, the guidance is effective for financial statements issued for annual periods beginning after 15 December 2021, and interim periods within annual periods beginning after 15 December 2022. Early adoption is permitted for all entities. The guidance must be adopted using a modified retrospective approach for leases. The Company is currently evaluating the potential impact of adopting this new accounting guidance. In August 2018, the FASB issued ASU 2018-15, Intangibles — Goodwill and Other — Internal-Use Software (Subtopic 350-40), Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract. This aligns the accounting for implementation costs incurred in cloud computing arrangements with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. For public business entities, the guidance is effective for annual periods, and interim periods within those annual periods, beginning after 15 December 2019. For all other entities, it is effective for annual periods beginning after 15 December 2020 and interim periods in annual periods beginning after 15 December 2021. Early adoption is permitted, including adoption in any interim period, for all entities. The Company is currently evaluating the potential impact of adopting this new standard. In June 2016, the FASB issued ASU 2016-13 Financial Instruments - Credit Losses (Topic 326) Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires an entity to utilize a new impairment model known as the current expected credit loss ("CECL") model to estimate its lifetime "expected credit loss" and record an allowance that, when deducted from the amortized cost basis of the financial asset, presents the net amount expected to be collected on the financial asset. The CECL model is expected to result in more timely recognition of credit losses. ASU 2016-13 also requires new disclosures for financial assets measured at amortized cost, loans, and available-for-sale debt securities. For public business entities that are not smaller reporting companies as defined by the SEC, the standard is effective for annual periods beginning after 15 December 2019, and interim periods therein. For all other entities, the standard is effective for annual periods beginning after 15 December 2022, and interim periods therein. Early adoption is permitted for all entities for annual periods beginning after 15 December 2018, and interim periods therein. Entities will apply the standard's provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. The Company is currently evaluating the impact of the adoption of this standard on the financial statements. In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes to remove certain exceptions to the general principles in Topic 740 and simplify the accounting and related disclosures for income taxes. This guidance is effective for public business entities for fiscal years beginning after 15 December 2020, and interim periods within those fiscal years. For all other entities, it is effective for fiscal years beginning after 15 December 2021, and interim periods within fiscal years beginning after 15 December 2022. Early adoption is permitted. The Company is currently evaluating the impact this ASU will have on its consolidated financial statements and related disclosures but does not believe it will have a material impact upon adoption. In October 2020, the FASB issued ASU 2020-10, Codification Improvements to provide clarification on the Codification or correct unintended application of guidance. For public business entities, the ASU is effective for annual periods beginning after 15 December 2020. For all other entities, the ASU is effective for annual periods beginning after 15 December 2021, and interim periods within annual periods beginning after 15 December 2022. Early application of the amendments in this Update is permitted for public business entities for any annual or interim period for which financial statements have not been issued. For all other entities, early application of the amendments is permitted for any annual or interim period for which financial statements are available to be issued. The amendments in this Update should be applied retrospectively. An entity should apply the amendments at the beginning of the period that includes the adoption date. The Company is currently evaluating the impact this ASU will have on its consolidated financial statements and related disclosures but does not believe it will have a material impact upon adoption.

3. Property and Equipment, Net Property and equipment is summarized as follows (in thousands): December 31, Estimated useful life 2019 2020 Computer hardware 5 years $ 780 $ 821 Furniture and fixtures 5 years 352 389 Internal Use Software 3 years - 2,818 Leasehold improvements Shorter of the useful life of the asset or the lease term 1,322 1,458 Property and equipment $ 2,454 $ 5,486 Less: Accumulated depreciation and amortization (772) (1,561) Property and equipment, net $ 1,682 $ 3,925 Depreciation and amortization expenses totaled $333 thousand and $789 thousand for the years ended December 31, 2019, and 2020, respectively.

4. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following (in thousands):

	December 31,			
	2019		2020	
Accrued payroll expenses	$	1,299	$	2,209
Deferred Rent		126		1,170
Other		272		505
Accrued Expenses and Other Current Liabilities	$	1,697	$	3,884

5. Debt

Silicon Valley Bank Facility

On June 21, 2018, the Company entered into a line of credit loan agreement with lender Silicon Valley Bank ("SVB") in the amount of $20 million ("Revolving Line"). The available amount, not to exceed $20 million, is up to the Company's eligible accounts receivable balance, as defined in the agreement. On May 24, 2019, the Company amended the agreement to increase the borrowing capacity of the Revolving Line to $35 million. The available amount, not to exceed $35 million, is at a maximum equal to the Company's eligible accounts receivable balance, as defined by SVB. The credit available is further reduced by letters of credit totaling $3.6 million as of December 31, 2019, and 2020, established in connection with the operating lease agreement. As of December 31, 2019, and 2020, $31.4 million was available under the Revolving Line and the Company was in compliance with all covenants pursuant to the loan and security agreement.

Proceeds from loans made from the Revolving Line may be borrowed, repaid, and reborrowed until May 20, 2021. Borrowings under the Revolving Line bear interest at an annual rate based on the greater for the one-year Prime rate plus a spread of 0.25% or 5.75%. Interest is payable quarterly. The Company is required to pay a monthly facility fee to SVB of 0.25% per annum on the average undrawn portion available under the facility. At December 31, 2019, and 2020 the Company did not draw on the SVB facility. The Company terminated the Revolving Line in April 2021, refer to Note 12 for details.

TriplePoint Facility

On May 31, 2019, the Company entered into a Loan and Security agreement with TriplePoint Capital ("TPC") in the amount of $20 million committed (the "Commitment Amount") and, $30 million uncommitted upon approval. The $20 million committed amount is available to the Company from the closing date of May 31, 2019 through December 31, 2020.

On December 23, 2019, the Company drew $10 million on the TPC facility at an interest rate of 10.50%. The $10 million principal and $200 thousand end of term payment will be due and payable to TPC on the Maturity Date of December 31, 2021. The Company did not draw any additional funds in 2020. The Company terminated the TriplePoint Facility in April 2021, refer to Note 12 for details.

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Transfix, Inc. Notes to Financial Statements (continued) (In Thousands, Except Share Data) The Company incurred issuance costs of $100 thousand on the closing date of May 31, 2019 and an additional $100 thousand on the draw date of December 23, 2019. Unamortized issuance costs are presented on the consolidated balance sheet as a reduction to the carrying amount of the debt and amortized to interest expense straight line over the 2 year period. As of December 31, 2019 and 2020 $10 million and $0, respectively was available under the Commitment Amount. As part of the Loan and Security agreement, upon closing, the Company granted TPC a warrant to purchase 66,751 shares of Series D preferred stock at $10.49 per share and an additional 66,751 shares of Series D preferred on the initial advance. The Company concluded that the preferred stock warrants should be accounted for as liabilities since they are convertible into contingently redeemable preferred stock and the redemption is outside the Company’s control. Upon issuance, the Company recorded a preferred stock liability of approximately $738 thousand. The liability was considered a discount on the debt which will be amortized into interest expense over the term of the Loan and Security agreement. At December 31, 2019, and 2020, the fair value of the preferred stock warrant liability was $738 thousand and $629 thousand, respectively. The warrant liability is included in other liabilities on the balance sheet. 6. Fair Value Measurement The Company evaluates the financial assets and liabilities subject to fair value measurements on a recurring basis to determine the appropriate level at which to classify them for each reporting period. The preferred stock warrant liability is reported at fair value utilizing Level 3 inputs. The fair value is determined using Black Scholes option pricing model using observed market inputs. The following tables present information about our assets and liabilities that are measured at fair value on a recurring basis (in thousands): December 31, 2019 Level 1 Level 2 Level 3 Preferred stock warrant liability $ - $ - $ 738 December 31, 2020 Level 1 Level 2 Level 3 Preferred stock warrant liability $ - $ - $ 629

Transfix, Inc. Notes to Financial Statements (continued) (In Thousands, Except Share Data) The following assumptions were utilized to value the preferred stock warrant liability at each date: Issuance in 2019 December 31, 2019 December 31, 2020 Expected term (years) 7 6.3-6.9 5.5 Volatility 50% 50% 45% Risk-free interest rate 2.01% 1.75% 0.65% Dividend yield 0% 0% 0% Series D preferred stock per share fair value $10.49 $10.49 $11.01 The table below provides a summary of changes in the preferred stock warrant liability (level 3) (in thousands): Issuance in 2019 $ 738 Change in fair value - Balance at December 31, 2019 738 Change in fair value (109) Balance at December 31, 2020 $ 629 7. Commitments and Contingencies Leases The Company leases space for its office premises under operating leases in New York. In connection with the New York lease, a letter of credit was created in the amount of $3.6 million. On May 19, 2020, the Company amended its lease to extend the end term to January 31, 2025. Future minimum lease commitments under non-cancelable operating leases as of December 31, 2020 are as follows: Years ending Operating Lease Payments 2021 $ 4,368 2022 $ 4,483 2023 $ 4,253 2024 $ 4,138

Transfix, Inc. Notes to Financial Statements (continued) (In Thousands, Except Share Data) 2025 $ 345 $ 17,587 Total rent expense was $3,159 thousand and $3,265 thousand for the years ended December 31, 2019 and 2020, respectively. Certain Risks and Concentrations The Company’s revenues are generated from freight management in the logistics and transportation industry, the market for which is highly competitive and fragmented. Macro level fluctuations, significant changes in this industry or technological advances could adversely affect the Company’s future operating results. The Company maintains various insurance policies with certain coverage limits. The Company also requires its carriers to carry various insurance policies as well. However, if the Company were subject to a liability exceeding the applicable coverage limit, it could have a material adverse effect on the Company’s business, financial condition, results of operations, and cash flows. Other The Company is subject to litigation and other claims that arise in the ordinary course of business. While the ultimate result of outstanding legal matters cannot presently be determined, the Company does not expect that the ultimate disposition will have a material adverse effect on its results of operations or financial condition. However, legal matters are inherently unpredictable and subject to significant uncertainties, some of which are beyond the Company's control. As such, there can be no assurance that the final outcome of any particular legal matter will not have a material adverse effect on the Company's financial condition and results of operations. 8. Capital Structure Certificate of Incorporation On March 18,2020, the Company filed with the state of Delaware an amendment to its amended and restated certificate of incorporation (“Charter”), previously filed on June 7, 2019. As of December 31, 2019 and 2020, the Company’s capital structure consisted of the following:

Transfix, Inc.
Notes to Financial Statements (continued)
(In Thousands, Except Share Data)

December 31, 2019

Class of Stock	Authorized Shares	Outstanding Shares	Carrying Amount	Conversion Price	Liquidation Preference
Common Stock	86,000,000	9,230,021	$ 9	N/A	N/A
Seed Preferred Stock	5,802,005	5,802,005	$ 2,036	$ 0.36	$ 2,097
A Preferred Stock	16,494,312	16,494,312	$ 12,385	$ 0.77	$ 12,674
B Preferred Stock	19,800,602	19,800,602	$ 23,357	$ 1.18	$ 23,357
C Preferred Stock	10,952,845	10,952,845	$ 37,853	$ 3.47	$ 38,012
D Preferred Stock	5,185,884	5,052,382	$ 52,827	$ 10.49	$ 52,983

December 31, 2020

Class of Stock	Authorized Shares	Outstanding Shares	Carrying Amount	Conversion Price	Liquidation Preference
Common Stock	95,000,000	9,364,229	$ 9	N/A	N/A
Seed Preferred Stock	5,802,005	5,802,005	$ 2,036	$ 0.36	$ 2,097
Series A Preferred Stock	16,494,312	16,494,312	$ 12,385	$ 0.77	$ 12,674
Series B Preferred Stock	19,800,602	19,800,602	$ 23,357	$ 1.18	$ 23,357
Series C Preferred Stock	10,952,845	10,952,845	$ 37,853	$ 3.47	$ 38,012
Series D Preferred Stock	5,185,884	5,052,382	$ 52,827	$ 10.49	$ 52,983
Series E Preferred Stock	3,330,191	2,854,450	$ 29,792	$ 10.51	$ 30,000

A description of the significant components of each class of capital stock is below.

Common Stock

Each holder of shares of Common Stock shall be entitled to one vote for each share held.

Transfix, Inc. Notes to Financial Statements (continued) (In Thousands, Except Share Data) Seed, Series A, Series B, Series C, Series D and Series E Preferred Stock Conditionally redeemable preferred stock (including preferred stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. The Company’s Preferred Stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. The preferred stock is presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet. Liquidation Preferences In the event of any Liquidation Event (as defined in the Charter), the holders of each share of Preferred Stock shall be entitled to be paid out of the assets available for distribution to the Company’s stockholders on a pari passu basis, before any payment shall be made to the holders of Common Stock. Redemption The Preferred Stock is not redeemable at option of the holder. However, a merger or sale of substantially all of the Company’s assets would constitute a redemption event. Right to Convert Each share of Preferred Stock shall be convertible into such number of Common Stock as is determined by dividing the applicable Original Issue Price for such series by the applicable Conversion Price for such series. As of December 31, 2019 and 2020, each share of convertible preferred stock is convertible into common stock on a one-to-one basis. Automatic Conversion Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Rate at the time in effect for such series of Preferred Stock immediately upon the earlier of (i) this corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, and in which the Common Stock is listed for trading on a national securities exchange in the United States, the proceeds of which are not less than $50 million in the aggregate, net of underwriting discounts and commissions, to this corporation (a "Qualified Public Offering") or (ii) the date specified by vote or written consent or agreement of the Requisite Majority. Voting Rights The holder of each share of Preferred Stock has the right to one vote for each share of Common Stock into which the Preferred Stock could then be converted. Each holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to the notice of any stockholders' meeting in accordance with the Bylaws of this corporation.

Transfix, Inc. Notes to Financial Statements (continued) (In Thousands, Except Share Data) Dividends The Company shall not declare or pay any dividends on Common Stock (other than dividends on shares of Common Stock payable in shares of Common Stock) unless the holders of Preferred Stock shall first receive, or simultaneously receive, on a pari passu basis. Dividend rates are $0.003 per share of Series Seed Preferred Stock, $0.062 per share of Series A Preferred Stock, $0.094 per share of Series B Preferred Stock, $0.28 per share of Series C Preferred Stock, $0.84 per share of Series D Preferred Stock, $0.84 per share of Series E Preferred Stock. 9. Equity Incentive Plans Transfix, Inc. Amended and Restated 2014 Equity Incentive Plan In June 2014, the Company established and approved the Transfix, Inc. Amended and Restated 2014 Equity Incentive Plan (“the 2014 Plan”), subsequently ratified in 2018. Under the Plan, which covers certain employees and consultants, the Company granted shares of its Common Stock in the form of stock options. Options granted have a term of ten years and generally vest over four years. The exercise price of the options was equal to the fair value of the Common Stock of the Company as of the date of grant, as determined by the Company’s Board of Directors. In 2020, the Company began to issue Restricted Stock Units (“RSU”) under the 2014 Plan as well. Transfix, Inc. 2019 Stock Plan On January 28, 2019, the Company established and approved the Transfix, Inc. 2019 Stock Plan (“the 2019 Plan”), subsequently ratified with Proposed Resolutions by the Board of Directors. The Company granted shares in the form of incentive stock options and nonstatutory stock options. Options grants have a term of ten years and generally vest over four years. The exercise price of the options was equal to the fair value of the Common Stock of the Company as the date of the grant, as determined by the Company’s Board of Directors. In 2020, the Company began to issue RSUs under the 2019 Plan as well. Total stock compensation for the years ended December 31, 2019 and 2020 was $4.9 million and $4.4 million, respectively. There was $12.6 million and $11.9 million of total unrecognized compensation costs, net of actual forfeitures under the plans as of December 31, 2019 and 2020, respectively. This cost is expected to be recognized over a weighted-average period of 1.4 years. Stock Option Awards A summary of the Company’s stock option activity for the 2014 and 2019 Plans during the years ended December 31, 2019 and 2020 are as follows: Number of options Weighted- Average Intrinsic Weighted- Average Value Remaining

Transfix, Inc. Notes to Financial Statements (continued) (In Thousands, Except Share Data) Exercise Price Life Outstanding, January 1, 2019 7,400,159 $ 0.52 $18,970 8.3 Granted 6,955,812 $ 3.08 4,730 9.03 Exercised (134,314) $ 0.76 489 Expired (163,714) $ 0.38 548 Forfeited (292,391) $ 1.88 553 Outstanding, December 31, 2019 13,765,552 $ 1.78 $27,229 8.32 Granted 3,800,668 $ 3.80 - 8.02 Exercised (129,312) $ 1.06 354 Expired (282,711) $ 2.28 429 Forfeited (2,301,412) $ 3.01 Outstanding, December 31, 2020 14,852,785 $ 2.11 $25,184 7.32 Options vested, December 31, 2020 7,656,316 1.26 19,481 6.35 Options exercisable, December 31, 2020 10,400,118 1.74 21,456 6.81 The Company used the Black-Scholes option pricing model to determine the fair value of its stock options. The fair value of its stock options granted and vested during 2019 are $2.06 and $0.30 and during 2020 are $3.8 and 1.96, respectively. The fair value of each stock option grant was estimated on the date of the grant. We estimated the fair value of stock options granted using the Black-Scholes option pricing model with the following weighted-average assumptions for the year ended December 31,

Transfix, Inc. Notes to Financial Statements (continued) (In Thousands, Except Share Data) 2019 2020 Expected term (in years) ........................ 6.19 6.15 Volatility ...................................... 50% 39% Risk-free interest rate ........................... 2.42% 1.11% Dividend yield ................................. 0% 0% Fair value of common stock ...................... $3.08 $3.80 In October 2019, the Company granted an advisor 837,000 restricted stock units (which subsequently will convert Common Stock upon vesting) with a grant date total fair value of $3,150,000 that are not included in the disclosures above. Such shares will not vest unless one of the following occurs prior to that date: (1) a liquidation event (other than a liquidation, dissolution or winding up of the Company) or (2) an Initial Public Offering, as defined by the Stock Grant Agreement. The grant expires on the seventh anniversary of the grant date. As of December 31, 2019 and 2020, there were no changes in facts and circumstances or triggering events, thus no expense was recognized related to this grant in 2019 and 2020. Since these performance awards are not probable of vesting, the Company has not recognized any expense related to these options. In August 2019, the Company repurchased and retired 147,803 common shares from employees. The shares repurchased were a combination of common shares owned by founders and options that employees exercised and immediately sold to Transfix. The price paid for these common shares was $10.49 per share, which exceeded the fair value of $3.76 per share. In addition, since the common shares sold by the option holders were held for fewer than six months, the Company deemed these shares as immature and recorded additional stock based compensation expense for the difference between the fair value of the common stock and the exercise price, less any previously recorded stock based compensation expense recorded. The aggregate stock-based compensation expense recorded related to the repurchase was approximately $1.2 million. No such events occurred during the year ended December 31, 2020. Restricted Stock Units The Company awarded restricted shares to certain key employees that vest on their continued employment. The value of these awards was established by the fair value price on the grant date and is being expensed ratably over the vesting period of the awards. There were no restricted stock units issued prior to December 31, 2019.The following table summarizes the non-vested restricted stock units as of December 31, 2020: Number of RSUs Weighted-Average Grant Date Fair Value Per Share Outstanding, January 1, 2020 - $ - RSU Granted During the Year 228,059 3.8 RSU Canceled During the Year 6,907 3.8

Transfix, Inc. Notes to Financial Statements (continued) (In Thousands, Except Share Data) RSU Vested and Not Settled During the Year 8,525 3.8 Outstanding, December 31, 2020 212,627 $ 3.8 Stock-based compensation expense related to stock options and RSUs are included in the following line items in our accompanying consolidated statements of operations for the year ended December 31 (in thousands): 2019 2020 General and administrative $ 3,675 $ 3,068 Processing Costs 154 171 Sales and Marketing 592 742 Technology 488 347 $ 4,909 $ 4,328 10. Retirement Plans The Company has a 401(k) savings plan in which the employees of the Company may participate. Employees may elect to defer portions of their salary pursuant to a formula upon meeting certain age and service requirements. 11. Income Taxes The income tax provision consisted of the following: Year Ended December 31, 2019 2020 Current: Federal $ - $ - State 20 24 20 24 Deferred: Federal - - State - - - - Total expense $ 20 $ 24

Transfix, Inc. Notes to Financial Statements (continued) (In Thousands, Except Share Data) Deferred tax assets (liabilities) consist of the following: Year Ended December 31, 2019 2020 Deferred Tax Assets: Net Operating Losses $ 21,324 $ 28,137 Deferred Rent 680 1,149 Stock Comp 644 1,012 Other accruals 496 1,278 Total Deferred Tax Assets 23,144 31,577 Valuation Allowance (22,754) (30,707) Total Net Deferred Tax Assets $ 390 $ 870 Deferred Tax Liabilities: Fixed Assets $ (249) $ (870) Cash to Accrual Adjustment (137) - Other (4) - Total Net Deferred Tax Liabilities $ (390) $ (870) Net Deferred Tax Assets/(Liabilities) $ - $ - Assessing the realizability of deferred tax assets requires the determination of whether it is more-likely- than-not that some portion or all the deferred tax assets will not be realized. In assessing the need for a valuation allowance, the Company considered all sources of taxable income available to realize deferred tax assets, including the future reversal of existing temporary differences, forecasts of future taxable income, and tax planning strategies. Based on the weight of available evidence, which includes the Company’s historical cumulative net losses, the Company recorded a valuation allowance of $22.8 million and $30.7 for the years ended December 31, 2019 and 2020. As of December 31, 2019 and 2020, the Company has a total federal net operating loss of $90.5 million and $117.5 million, respectively, which approximately $39 million is due to start expiring between 2033 and 2037. The federal net operating losses of approximately $78.5 million generated in 2018, 2019 and 2020 have an indefinite carryforward period. The Company has various state net operating losses carryovers of approximately $37.5 million and $56.0 million at December 31, 2019 and 2020, respectively. Approximately $35.9 million is due to start expiring between 2027 and 2039. The state net operating losses of approximately $20.2 million generated in 2019 and 2020 have an indefinite carryforward period.

Transfix, Inc. Notes to Financial Statements (continued) (In Thousands, Except Share Data) Utilization of the net operating loss carryforwards and credits may be subject to a substantial annual limitation due to ownership changes that may have occurred previously or that could occur in the future, as provided by Section 382 of the Internal Revenue Code of 1986, as well as similar state provisions. Such annual limitation could result in the expiration of net operating losses and credits before their utilization. The Company files U.S. federal and state income tax returns with varying statutes of limitations. All tax years since inception remain open to examination due to the carryover of unused net operating losses. The Company has analyzed the tax positions taken on federal and state income tax returns for all open tax years and has concluded that no provisions for uncertain income tax positions are required in the Company’s financial statements as of December 31, 2019 and 2020. The Company received notification of an IRS exam in March of 2021 for the 2018 tax year. A reconciliation of the difference between the provision for income taxes and income taxes at the statutory U.S. federal income tax rate is as follows for the years ended December 31: Year Ended December 31, 2019 2020 Federal statutory rate 21.0% 21.0% Effect of: Change in valuation allowance -19.6% -18.6% Non-deductible expenses -1.5% -2.5% Income tax provision effective rate -0.1% -0.1% 12. Subsequent Events The Company has evaluated subsequent events through June 25, 2021, the date the financial statements were available to be issued. On April 22, 2021, the Company entered into a revolving credit and security facility agreement with MidCap Financial. The agreement provides for a senior revolving credit facility in an initial aggregate principal amount of up to $50 million, with a maturity date of April 22, 2026. Interest is payable at a rate per annum equal to LIBOR plus 3.50%. Concurrently with the closing of the MidCap facility agreement, the Company paid in full, including the $10 million of debt outstanding and terminated the TPC Facility and terminated the SVB Facility.